Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Susan Burns
Bunge Limited
914-684-3246
susan.burns@bunge.com

Bunge Limited Executive Chairman to

Resign from Board of Directors on December 31, 2013

L. Patrick Lupo, deputy chairman and lead independent director,

named non-executive chairman

WHITE PLAINS, NY – December 6, 2013 – Bunge Limited (NYSE: BG) today announced that Alberto Weisser will resign from its Board of Directors effective December 31, 2013, concurrent with his planned retirement as executive chairman.  Mr. Weisser has served as executive chairman since June 2013, and previously served as chairman and CEO since 1999.

The Board has appointed L. Patrick Lupo to succeed Mr. Weisser as non-executive chairman, effective January 1, 2014.  Mr. Lupo has been a member of Bunge’s Board since 2006 and currently serves as deputy chairman and lead independent director, as well as chairman of the Compensation Committee.  He is the former chairman and CEO of DHL Worldwide Express.

“Alberto successfully led Bunge through a period of transformation and expansion,” said Mr. Lupo. “During his tenure, the company established a network of well-placed assets, built leading market positions in agribusiness and food and ingredients, and developed a talented team.  The foundation he put in place has opened up numerous possibilities for Bunge and will serve as a springboard for future success.  The Board joins me in thanking Alberto for his outstanding contributions and in wishing him the very best in the future.”

“It has been an honor to lead Bunge,” said Mr. Weisser.  “We accomplished a lot in the 20 years since I joined the company, and as it approaches its 200th year of operations, the future holds even greater potential.”

About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 35,000 employees.  Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America.  Founded in 1818, the company is headquartered in White Plains, New York.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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